                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        _______________________________

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      __________________________________


      Date of Report (Date of earliest event reported): NOVEMBER 13, 1997
                                                        -----------------



                          ASI SOLUTIONS INCORPORATED
              (Exact name of Registrant as specified in charter)



          DELAWARE                   000-22309                  13-3903237
 -------------------------      ----------------------     ---------------------
(State or other jurisdiction   (Commission file number)        (IRS employer
     of incorporation)                                      identification no.)


                  780 THIRD AVENUE, NEW YORK, NEW YORK 10017
                  ------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                                (212) 319-8400
                                --------------
             (Registrant's telephone number, including area code)

  ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
           ------------------------------------------------------------------

     This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by ASI Solutions Incorporated (the "Company") on November 24, 1997 in connection with the acquisition by the Company, through certain of its wholly-owned direct and indirect subsidiaries, of substantially all of the assets and businesses of McLagan Partners Incorporated, an Illinois corporation, and its related entities McLagan Partners International Incorporated, an Illinois corporation, and McLagan Partners Asia Incorporated, an Illinois corporation.

     (a)   Financial Statements of Businesses Acquired.
           -------------------------------------------

 .  Combined Financial Statements as of and for the year ended
   December 31, 1996 and 1995.
   .  Report of Independent Accountants..................................  F-1
   .  Combined Balance Sheets............................................  F-2
   .  Combined Statements of Income......................................  F-3
   .  Combined Statement of Stockholders' Equity.........................  F-4
   .  Combined Statements of Cash Flows..................................  F-5
   .  Notes to Combined Financial Statements.............................  F-6
 .  Unaudited Combined Financial Statements as of September
   30, 1997 and for the nine months then ended.
   .  Unaudited Combined Balance Sheet................................... F-10
   .  Unaudited Combined Statement of Income............................. F-11
   .  Unaudited Combined Statement of Stockholders' Equity............... F-12
   .  Unaudited Combined Statements of Cash Flows........................ F-13
   .  Notes to Unaudited Combined Financial Statements................... F-14

     (b)   Unaudited Pro Forma Financial Statements.
           ----------------------------------------
 .  Introduction to Unaudited Pro Forma Combined Financial Statements..... F-15
 .  Unaudited Pro Forma Balance Sheet of ASI Solutions Incorporated as of
   September 30, 1997.................................................... F-16
 .  Unaudited Pro Forma Combined Statements of Income of ASI Solutions
   Incorporated for the nine months ended December 31, 1997 and the year ended March 31, 1997.................................................. F-17
 .  Notes to the Unaudited Pro Forma Combined Financial Statements........ F-19

     (c)   Exhibits
           --------

           23.1 Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be filed on its behalf by the undersigned thereunto duly authorized

                                    ASI SOLUTIONS INCORPORATED



Dated: January 27, 1998             By: /s/ Michael J. Mele
                                       -----------------------------------------
                                       Name:  Michael J. Mele
                                       Title: Vice President and Chief Financial
                                              Officer

Report of Independent Accountants


To the Board of Directors of McLagan Partners Incorporated

We have audited the accompanying combined balance sheets of McLagan Partners Incorporated as of December 31, 1996 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of McLagan Partners Incorporated as of December 31, 1996 and 1995, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                  /s/ Coopers & Lybrand L.L.P.

                                                  Coopers & Lybrand L.L.P


Chicago, Illinois
October 30, 1997

McLagan Partners Incorporated
Combined Balance Sheets
December 31, 1996 and 1995

ASSETS:                                                               1996              1995
                                                                ---------------    -------------
  Current Assets
    Cash and cash equivalents                                    $   3,766,973     $   2,184,429
    Accounts receivable, net                                         3,622,432         3,354,465
    Prepaid expenses and other current assets                          146,729           239,524
                                                                --------------     -------------
           Total current assets                                      7,536,134         5,778,418

    Property and equipment, net                                        603,131           406,051
    Other assets                                                       125,715           158,084
                                                                --------------    -------------
           Total assets                                          $   8,264,980     $   6,342,553
                                                                ==============    ==============

LIABILITIES & STOCKHOLDERS' EQUITY
  Current Liabilities:
    Notes payable to stockholders                                $     978,750
    Current portion of obligations under capital leases                 15,481            12,056
    Accounts payable                                                 1,343,925           964,293
    Accrued salaries                                                   365,239            19,590
    Accrued bonuses                                                    928,000           834,000
    Other accrued liabilities                                          573,649           305,157
                                                                --------------     -------------
           Total current liabilities                                 4,205,044         2,135,096

    Long-term debt, less current portion                                21,250         1,000,000
    Obligations under capital leases                                     9,298            24,779
                                                                --------------     -------------
           Total liabilities                                         4,235,592         3,159,875
                                                                --------------     -------------

   Stockholders' equity:
    Common stock (Note 2)                                                3,600             3,600
    Cumulative translation adjustment                                   49,305           (12,141)
    Retained Earnings                                                3,976,483         3,191,219
                                                                --------------     -------------
           Total stockholders' equity                                4,029,388         3,182,678

           Total liabilities and stockholders' equity            $   8,264,980     $   6,342,553
                                                                ==============     =============

    The accompanying notes are an integral part of these combined financial statements.

McLagan Partners Incorporated
Combined Statements of Income
for the years ended December 31, 1996 and 1995

                                                  1996                 1995
                                            ----------------     ----------------
Revenues                                     $    13,747,823     $     12,196,754
Cost of services                                   7,571,031            6,728,361
                                             ---------------     ----------------
       Gross profit                                6,176,792            5,468,393

Selling, general and administrative                3,349,698            3,249,187
                                             ---------------     ----------------
Income from operations                             2,827,094            2,219,206

Other income, net                                     31,557               49,519
                                             ---------------     ----------------

       Net income                            $     2,858,651     $      2,268,725
                                             ===============     ================


    The accompanying notes are an integral part of these combined financial statements.

McLagan Partners Incorporated
Combined Statement of Stockholders' Equity for the years ended December 31, 1996, and 1995


                                                             Cumulative Translation
                                         Common Stock              Adjustment              Retained Earnings
                                   ----------------------------------------------------------------------------
Balance at January 1, 1995            $         3,600        $                            $        3,330,183
Net income                                                                                         2,268,725
Distributions to stockholders                                                                     (2,407,689)
Translation adjustment                                                      (12,141)
                                      ------------------     -----------------------     --------------------

Balance at December 31, 1995                    3,600                       (12,141)      $        3,191,219
Net income                                                                                         2,858,651
Distributions to stockholders                                                                     (2,073,387)
Translation adjustment                                                       61,446
                                      ------------------     ------------------------    --------------------

Balance at December 31, 1996          $         3,600        $               49,305       $         3,976,483
                                      ==================     ========================    ====================


    The accompanying notes are an integral part of these combined financial statements.

McLagan Partners Incorporated
Combined Statements of Cash Flows
for the years ended December 31, 1996 and 1995

                                                      1996             1995
                                                  ------------     ------------
Cash flow from operating activities:
  Net income                                      $  2,858,651     $  2,268,725

  Adjustments to reconcile net income
    to net cash provided by operating
    activities:

    Depreciation and amortization                      275,064          166,632

    Changes in assets and liabilities:
      Accounts receivable                             (267,967)        (759,668)
      Prepaid expenses and other current assets         92,795         (138,445)
      Other assets                                      32,369          (58,291)
      Accounts payable                                 379,632          251,495
      Accrued salaries                                 345,649           19,590
      Accrued bonuses                                   94,000           68,750
      Other accrued liabilities                        268,492           44,176
                                                  ------------     ------------
        Net cash provided by operating activities    4,078,685        1,862,964

Cash flow from investing activities:
  Purchase of property and equipment                  (472,144)        (258,697)
                                                  ------------     ------------
        Net cash used in investing activities         (472,144)        (258,697)

Cash flow from financing activities:
  Obligations under capital leases                     (12,056)          36,835
  Distributions to stockholders                     (2,073,387)      (2,407,689)
                                                  ------------     ------------
        Net cash used in financing activities       (2,085,443)      (2,370,854)

        Net increase (decrease) in cash              1,521,098         (766,587)

Foreign currency translation adjustment                 61,446          (12,141)

Cash, at beginning of period                         2,184,429        2,963,157
                                                  ------------     ------------
Cash, at end of period                            $  3,766,973     $  2,184,429
                                                  ============     ============


    The accompanying notes are an integral part of these combined financial statements.

Notes to Combined Financial Statements


1.  Organization and Basis of Presentation:

     McLagan Partners Incorporated (the "Company") is comprised of management consultants specializing in providing services to the financial, investment, and securities industries in the major domestic and international financial centers. The Company's clients include a large number of the leading broad-based financial services organizations, specialized investment banking and securities firms, and many major institutional investors.

     The services provided by the Company include consulting projects, compensation surveys, and multiple-client studies performed on a continuous basis.


2.  Significant Accounting Policies:

     Combined Financial Statements

     The combined financial statements include the accounts of the Company, which includes McLagan Partners Incorporated, McLagan Partners International and McLagan Partners Asia Incorporated. All significant intercompany accounts and transactions have been eliminated. The equity capital of all three subchapter S-corporations have been combined in these financial statements. Each company has 1,200 shares of common stock with $1.00 per share par value, issued and outstanding.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates made are related to the recoverability of accounts receivable. Actual results could differ from those estimates.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and accounts receivable. The Company places its cash with high-quality institutions, however, amounts on deposit exceed the amounts insured by the institution. Accounts receivable are concentrated among a limited number of major companies. For the years ended December 31, 1996 and 1995 revenues from the Company's top five customers represented approximately 23% and 16% of total revenues,
     respectively.   Accounts receivable from five customers represented
     approximately 12% and 14% of total accounts receivable at December 31, 1996 and 1995, respectively.

     The allowance for doubtful accounts was approximately $26,331 and $25,767 as of December 31, 1996 and 1995, respectively.

     Revenue and Cost Recognition

     The Company recognizes revenue as earned upon completion of consulting services. Revenues from the compensation surveys and multiple client studies are recognized based on the completed contract method.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity date of three months or less from the date of purchase to be a cash equivalent.

     Property and Equipment

     Furniture and equipment are stated at cost and depreciated over their estimated useful lives of five to seven years using the straight-line method. Maintenance and repairs are charged to expense as incurred; renewals and improvements which extend the life of assets are capitalized. Gains or losses on the disposition of fixed assets are included in income.

     Income Taxes

     The Company has elected to be treated as an S corporation under IRS Code
     Section 1362. Under these provisions, income is taxed directly to the stockholders and therefore the Company does not pay U.S. federal income taxes. The Company is subject to certain state and local taxes which is provided for in these financial statements, which totaled approximately $22,775 and $26,605 in 1996 and 1995, respectively. The foreign operations are operated as branches of U.S. Subchapter S Corporations.

     Foreign Currency Translation

     Local currencies are considered the functional currencies for operations in Europe and Asia. Assets and liabilities are translated at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year.

3.   Foreign Operations:

     Assets in Europe and Asia were approximately 24% and 11%, respectively of the total 1996 assets reported. Revenues in Europe and Asia were approximately 17% and 8%, respectively of the total 1996 revenues reported.


4.   Property and Equipment:

     Property and equipment are comprised of the following:

                                                   1996               1995
                                            ---------------    ----------------
     Furniture and equipment                      1,591,572           1,232,453
     Less, accumulated depreciation and
       amortization                                (988,441)           (826,402)
                                            ---------------    ----------------
                                            $       603,131    $        406,051
                                            ===============    ================

5.  Lease Commitments:

     The Company leases certain equipment under an agreement which is classified as a capital lease. The equipment lease has a three year term. Leased capital assets included in property, plant and equipment at December 31, 1996 and 1995 are as follows:

                                          1996                       1995
                                     ---------------            ---------------
        Furniture and fixtures       $        42,000            $       42,000
        Accumulated amortization             (23,300)                   (9,300)
                                     ---------------            ---------------
                                     $        18,700            $       32,700
                                     ===============            ===============

     Future minimum payments, by year and in the aggregate, under noncancelable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1996:

                                 Capital Leases    Operating Leases
       ------------------------------------------------------------
        1997                     $     20,454      $       303,937
        1998                           10,227              305,875
        1999                                               308,808
        2000                                               293,279
        2001                                                39,596
       ------------------------------------------------------------
        Total minimum lease payments   30,681
        Amounts representing interest  (5,902)
       ---------------------------------------
        Present value of net minimum
          payments                     24,779
        Current portion                15,481
       ------------------------------------------------------------
                                 $      9,298
                                   ==========

     The Company's rental expense for operating leases was $419,752 and $256,426 for the years ended December 31, 1996 and 1995, respectively.


6.  Retirement Plans:

     The Company has a 401(k) profit sharing plan, covering substantially all
     employees.   Employees can contribute to a maximum of 5% of their earnings up to IRS limitations. Contributions can be made by the Company on a discretionary basis and vest after two and one half years. Contributions made by the Company to the plan for the years ended December 31, 1996 and 1995 were $138,102 and $123,406, respectively.

7.  Long Term Debt:

     The Company entered into loan agreements with the owners of the Company in order to finance the opening of the international offices. The notes bear interest at a rate of 6%. Of the total long term debt of $1,000,000, $978,750 matures on December 31, 1997; the remainder on December 31, 1998. Cash paid for interest was $60,000 for 1996 and 1995, respectively.


8.  Related Party Transactions:

     The Company provides administrative services for three companies owned by common stockholders and billed $110,821 and $105,838 in 1996 and 1995, respectively. Other receivables relating to these administrative services were $33,407 and $25,467 at December 31, 1996 and 1995, respectively.

9.  Subsequent Event:

     The shareholders of the Company agreed to sell substantially all the operations with closing expected in November 1997.

MCLAGAN PARTNERS INCORPORATED
UNAUDITED COMBINED BALANCE SHEET
For the nine months ended September 30, 1997


                                  ASSETS:

Current assets:
    Cash and cash equivalents                                            $     2,011,044
    Accounts receivable, net                                                   2,047,669
    Prepaid expenses and other current assets                                     82,708
                                                                         ---------------
                Total current assets                                           4,141,421
                                                                         ---------------

Property and equipment, net                                                      590,117
Other assets                                                                     151,178
                                                                         ---------------
                Total assets                                             $     4,882,716
                                                                         ===============

              LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
    Notes payable to stockholders                                        $     1,000,000
    Accounts payable                                                             716,263
    Accrued salaries                                                                (575)
    Other accrued liabilities                                                    104,707
                                                                         ---------------
                Total liabilities                                              1,820,395
                                                                         ---------------

Stockholders' equity:
    Common stock                                                                   3,600
    Cumulative translation adjustment                                             37,423
    Retained earnings                                                          3,021,298
                                                                         ---------------
                Total stockholders' equity                                     3,062,321
                                                                         ---------------
                Total liabilities and stockholders' equity               $     4,882,716
                                                                         ===============

MCLAGAN PARTNERS INCORPORATED
UNAUDITED COMBINED STATEMENT OF INCOME
For the nine months ended September 30, 1997


Revenue                                                  $     7,851,684
Cost of services                                               3,653,374
                                                         ---------------
            Gross profit                                       4,198,310
                                                         ---------------

Selling, general and administrative                            1,918,287
                                                         ---------------
            Income from operations                             2,280,023

Other expense                                                   (138,137)
Interest income, net                                              39,476
                                                         ---------------
            Net income                                   $     2,181,362
                                                         ===============

MCLAGAN PARTNERS INCORPORATED
UNAUDITED COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
For the nine months ended September 30, 1997

                                                                     Cumulative
                                                  Common             Translation             Retained
                                                   Stock             Adjustment              Earnings
Balance at January 1, 1997                  $          3,600      $         49,305       $      3,976,483

Net income                                                                                      2,181,362

Distributions to stockholders                                                                  (3,136,547)

Translation adjustment                                                     (11,882)
                                            ----------------      ----------------       ----------------

Balance at September 30, 1997               $          3,600      $         37,423       $      3,021,298
                                            ================      ================       ================

MCLAGAN PARTNERS INCORPORATED
UNAUDITED COMBINED STATEMENT OF CASH FLOWS
For the nine months ended September 30, 1997

Cash flow from operating activities:
   Net income                                                          $  2,181,362
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                                          206,298
     Changes in assets and liabilities:
       Accounts receivable                                                1,574,763
       Prepaid expenses and other current assets                             64,021
       Other assets                                                         (25,463)
       Accounts payable                                                    (627,662)
       Accrued salaries                                                    (365,814)
       Accrued bonuses                                                     (928,000)
       Other accrued liabilities                                           (482,480)
                                                                       --------------
         Net cash provided by operating activities                        1,597,025

Cash flow from investing activities:
  Purchase of property and equipment, net                                  (193,284)
                                                                       --------------
         Net cash used in investing activities                             (193,284)

Cash flow from financing activities:
  Payment of capital lease obligations                                      (11,241)
  Distributions to stockholders                                          (3,136,547)
                                                                       --------------
         Net cash used in financing activities                           (3,147,788)

         Foreign currency translation adjustment                            (11,882)

         Net decrease in cash                                            (1,755,929)

Cash, at beginning of period                                              3,766,973
                                                                       --------------

Cash, at end of period                                                 $  2,011,044
                                                                       ==============

MCLAGAN PARTNERS INCORPORATED
NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)


1. Organization and Basis of Presentation:

   The accompanying unaudited interim financial statements of McLagan Partners Incorporated ("McLagan") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to ensure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the annual financial statements and notes thereto included elsewhere in this Form 8-K/A.


2. Sale of McLagan Partners Incorporated:

   On November 13, 1997, the operations of McLagan were purchased by ASI Solutions Incorporated ("ASI").

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of ASI Solutions, Inc. ("ASI") and McLagan Partners Incorporated ("McLagan") (the "Company") are based on, and should be read in conjunction with, the Consolidated Financial Statements of ASI and the Combined Financial Statements of McLagan and the notes thereto included in this Form 8-K/A, and have been adjusted to give pro forma effect to the Transaction.

     The Unaudited Pro Forma Combined Statement of Income of the Company for the nine months ended December 31, 1997 and for the year ended March 31, 1997 give pro forma effect to the Transaction as if it had occurred on April 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the nine month period ended December 31, 1997 has been prepared by combining the Consolidated Statement of Income of ASI for the nine month period ended December 31, 1997 with the Combined Statement of Income of McLagan for the nine month period ended September 30, 1997. The Unaudited Pro Forma Combined Statement of Income for the year ended March 31, 1997 has been prepared by combining the Consolidated Statement of Income of ASI for the year ended March 31, 1997 with the Combined Statement of Income of McLagan for the year ended December 31, 1996.

     The Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 has been prepared by combining the September 30, 1997 Consolidated Balance Sheet of ASI and the assets acquired of McLagan and gives pro forma effect to the Transaction as if it had occurred on such date.

     The pro forma adjustments are based upon available information and certain assumptions that ASI believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon preliminary information and estimates of fair value and are subject to change. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements does not purport to represent what the Company's results of operations would have been if such events had occurred at the dates indicated, nor do such statements purport to project the results of the Company's operations for any future period.

ASI SOLUTIONS INCORPORATED
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 1997


                                                                           ASSETS
                                                                        ACQUIRED AND
                                                                        LIABILITIES
                                                                          ASSUMED
                                                          ASI            OF MCLAGAN             PRO FORMA             PRO FORMA
                                                     SOLUTIONS          PARTNERS INC.         ADJUSTMENTS(1)         CONSOLIDATED
Current assets:
  Cash and cash equivalents                       $  5,680,696                             $   (2,574,600)       $    3,106,096
  Accounts receivable, net                           4,463,294                                                        4,463,294
  Prepaid expenses and other current assets            295,196                                                          295,196
  Deferred income taxes                                  5,910                                                            5,910
                                                  --------------     -----------------     ----------------      ----------------
      Total current assets                          10,445,096                                 (2,574,600)            7,870,496

  Property and equipment, net                        4,406,040       $       501,478                                  4,907,518
  Intangible assets, net                             2,094,077                                 22,703,122            24,797,199
  Other assets                                         246,964                                                          246,964
                                                  --------------     -----------------     ----------------      ----------------
      Total assets                                $ 17,192,177       $       501,478       $   20,128,522        $   37,822,177
                                                  ==============     =================     ================      ================

Current liabilities:
  Notes payable to bank                           $  1,145,850                                                   $    1,145,850
  Notes payable to shareholders                                      $     1,000,000       $   (1,000,000)
  Current portion, long-term debt                      423,947                                  3,167,000             3,590,947
  Accounts payable and accrued expenses              1,102,750                                                        1,102,750
  Accrued income taxes                                (122,697)                                                        (122,697)
                                                  --------------     -----------------     ----------------      ----------------
      Total current liabilities                      2,549,850             1,000,000            2,167,000             5,716,850

  Deferred income taxes                                 78,303                                                           78,303
  Long-term debt, less current portion                 910,524                                 16,833,000            17,743,524
  Other liabilities                                    125,075                                                          125,075
                                                  --------------     -----------------     ----------------      ----------------
      Total liabilities                              3,663,752             1,000,000           19,000,000            23,663,752
                                                  --------------     -----------------     ----------------      ----------------

Stockholders' equity:
  Common stock                                          64,423                                        700                65,123
  Additional paid-in capital                        10,217,365                                    629,300            10,846,665
  Retained earnings                                  3,639,368                                                        3,639,368
  Acquired equity                                                           (498,522)             498,522
                                                  --------------     -----------------     ----------------      ----------------
                                                    13,921,156              (498,522)           1,128,522            14,551,156
Less: Treasury stock at cost (45,534 shares)          (392,731)                                                        (392,731)
                                                  --------------     -----------------     ----------------      ----------------
      Total stockholders' equity                    13,528,425              (498,522)           1,128,522            14,158,425
                                                  --------------     -----------------     ----------------      ----------------
       Total liabilities and
        stockholders' equity                      $ 17,192,177       $       501,478       $   20,128,522        $   37,822,177
                                                  ==============     =================     ================      ================

ASI SOLUTIONS INCORPORATED
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
Nine months ended December 31, 1997

                                                                        (1)
                                                   ASI                 MCLAGAN             PRO FORMA                 PRO FORMA
                                                SOLUTIONS*          PARTNERS INC.         ADJUSTMENTS               CONSOLIDATED
Revenue                                       $  19,192,526       $     7,851,684                                 $   27,044,210
Cost of services                                 10,403,714             3,653,374                                     14,057,088
                                            ----------------     -----------------     ----------------          ----------------
     Gross profit                                 8,788,812             4,198,310                                     12,987,122

Operating expenses:
  General and administrative                      4,006,559             1,739,222       $      934,335 (2)(3)(4)       6,680,116
  Sales and marketing                             2,162,548               179,065                                      2,341,613
  Research and development                        1,228,043                                                            1,228,043
                                            ----------------     -----------------     ----------------          ----------------

Income from operations                            1,391,662             2,280,023             (934,335)                2,737,350

Interest (expense) income, net                       87,543                39,476           (1,284,375) (5)           (1,157,356)
Other expense, net                                  (23,687)             (138,137)                                      (161,824)
                                            ----------------     -----------------     ----------------          ----------------

Income before provision for
  income taxes                                    1,455,518             2,181,362           (2,218,710)                1,418,170

Provision (benefit) for income taxes                654,644                                    (16,060) (6)              638,584
                                            ----------------     -----------------     ----------------          ----------------
     Net income                               $     800,874       $     2,181,362       $   (2,202,650)           $      779,586
                                            ================     =================     ================          ================

Basic earnings per share (7)                                                                                      $         0.12

Diluted earnings per share (7)                                                                                    $         0.12

Weighted average common shares
  outstanding
    Basic shares                                                                                                       6,364,171
    Plus diluted effect of stock options
      and warrants                                                                                                       184,511
                                                                                                                 ----------------
    Diluted shares                                                                                                     6,548,682
                                                                                                                 ================

* Excludes financial results of McLagan for the period November 13, 1997 (acquisition date) through December 31, 1997.

ASI SOLUTIONS INCORPORATED
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
Year ended March 31, 1997

                                                                         (1)
                                                    ASI               MCLAGAN            PRO FORMA               PRO FORMA
                                                 SOLUTIONS          PARTNERS INC.        ADJUSTMENTS            CONSOLIDATED
Revenue                                        $   18,818,839      $    13,747,823                             $   32,566,662
Cost of services                                    8,705,528            6,407,218                                 15,112,746
                                              ---------------     ----------------     ---------------        ----------------
            Gross profit                           10,113,311            7,340,605                                 17,453,916

Operating expenses:
    General and administrative                      3,224,083            4,092,191      $    1,245,780 (2)(3)(4)    8,562,054
    Sales and marketing                             1,889,910              421,320                                  2,311,230
    Research and development                        1,272,043                                                       1,272,043
                                              ---------------     ----------------     ---------------        ----------------

Income from operations                              3,727,275            2,827,094          (1,245,780)             5,308,589

Interest (expense) income, net                          1,343                               (1,712,500) (5)        (1,711,157)
Other income, net                                                           31,557                                     31,557
                                              ---------------     ----------------     ---------------        ----------------

Income before provision for income
  taxes                                             3,728,618            2,858,651          (2,958,280)             3,628,989

Provision (benefit) for income taxes                1,916,926                                  (42,840) (6)         1,874,086
                                              ---------------     ----------------     ---------------        ----------------
            Net income                         $    1,811,692      $     2,858,651      $   (2,915,440)        $    1,754,903
                                              ===============     ================     ===============        ================

Basic earnings per share                       $         0.28                                                  $         0.27
                                              ===============                                                 ================
Diluted earnings per share                     $         0.28                                                  $         0.27
                                              ===============                                                 ================

Weighted average common shares
  outstanding
    Basic shares                                    6,425,158                                                       6,495,158
    Plus diluted effect of stock
      options and warrant                              42,246                                                          60,886
                                              ---------------                                                 ----------------
    Diluted shares                                  6,467,404                                                       6,556,044
                                              ===============                                                 ================

(1) The Company has acquired the ongoing business and certain assets of McLagan Partners Incorporated ("McLagan") for approximately $22.7 million, which includes $765,000 of acquisition costs, to be paid through the borrowing of $15 million of bank debt, $450,000 of ASI's common stock, a $5 million note to the shareholders of McLagan, assumption of $1 million McLagan debt and $500,000 cash on hand. The acquisition resulted in intangible assets, primarily goodwill, of $22.2 million. In connection with the acquisition, the Company has deferred financing fees of approximately $490,000 which includes $180,000 of ASI's common stock issued to the lending institution.

(2) Represents amortization of goodwill and other identifiable intangibles of approximately $566,000 and $755,000 for the nine month and year-end periods, respectively.

(3) Represents amortization of a $1 million stay bonus to McLagan employees who remain with the Company for 30 months after the acquisition, amortized at a rate of $300,000 and $400,000 for the nine month and year-end periods, respectively.

(4) Represents amortization of deferred financing fees of approximately $68,000 and $90,000 for the nine month and year-end periods, respectively.

(5) Represents interest expense on the $5 million shareholder note at 8% per annum and interest on $15 million of bank debt at the bank's prime rate (8.5% at December 31, 1997 and March 31, 1997) plus .25% or the Eurodollar rate plus 3.25% per annum.

(6) Tax effect of pro forma adjustments, net of income (loss) from McLagan (which was previously taxed as an S-corporation), for the periods presented.

(7) Pro forma earnings per share includes the effect of 70,000 shares of common stock and options to purchase 300,000 shares of common stock issued in connection with the acquisition and related financing.